                                                                     EXHIBIT 5

                       AIRPLANES GROUP CASH FLOW ANALYSIS

COMPARISON OF ACTUAL CASH FLOWS VERSUS THE ADJUSTED 1998 BASE CASE FOR THE THIRTY-FIVE MONTH PERIOD FROM MARCH 11, 1998 TO FEBRUARY 15, 2001.

     The financial information set forth in this Airplanes Group Cash Flow Analysis, which was not prepared in accordance with U.S. GAAP, shows the cash receipts and payments of Airplanes Group for the thirty-five month period from March 11, 1998 to February 15, 2001 (the "THIRTY-FIVE MONTH PERIOD"). You should read this information together with the financial statements and related notes of Airplanes Group.

     The Adjusted 1998 Base Case referred to below represents the 1998 Base Case adjusted to take account of the 21 aircraft sales which have occurred since March 1998 (three DC8-71Fs, one B737-300, four B737-200As, two B737-200QCs, three A300-B4-100s and eight DC9s), which sales were not anticipated in the 1998 Base Case.

     The following is a discussion of the Total Cash Collections, Total Cash Expenses, Interest Payments and Principal Payments of Airplanes Group for the Thirty-Five Month Period. You should read this discussion in conjunction with the analysis under "-- Airplanes Cash Flow Performance for the Period from March 11, 1998 to February 15, 2001 (35 Months) Comparison of Actual Cash Flows versus Adjusted 1998 Base Case Cash Flows."

CASH COLLECTIONS

     "TOTAL CASH COLLECTIONS" include Net Lease Rentals, Interest Earned, Aircraft Sales, Net Maintenance and Other Receipts (each as defined below). In the Thirty-Five Month Period, Airplanes Group generated approximately $1,427.5 million in Total Cash Collections, $56.0 million less than the Total Cash Collections contemplated by the Adjusted 1998 Base Case. This difference is due to a combination of the factors set out below. The numbers in square brackets below refer to the line item number in the analysis under "-- Airplanes Cash Flow Performance for the Period from March 11, 1998 to February 15, 2001 (35 Months) Comparison of Actual Cash Flows versus Adjusted 1998 Base Case Cash Flows."

[2]  RENEGOTIATED LEASES

     "RENEGOTIATED LEASES" refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions from the lessee. In the Thirty-Five Month Period, the amount of revenue loss attributed to Renegotiated Leases was $2.6 million, as compared to $Nil assumed in the Adjusted 1998 Base Case, and related to leases renegotiated with two lessees. The renegotiated rentals were set at the then prevailing market rate for these aircraft types.

[3]  RENTAL RESETS, INCLUDING INTEREST RATE ADJUSTMENTS FOR FLOATING RATE LEASES

     "RENTAL RESETS" is a measure of the loss in rental revenue when new lease rates are different than those assumed in the Adjusted 1998 Base Case, including lease rate adjustments for changes in interest rates on floating rate leases. Rental Resets amounted to $24.3 million in the Thirty-Five Month Period, as compared to $Nil assumed in the Adjusted 1998 Base Case.

[5]  CONTRACTED LEASE RENTALS

     "CONTRACTED LEASE RENTALS" represents the current contracted lease rental rollout, which is equal to the Adjusted 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Thirty-Five Month Period, Contracted Lease Rentals were $1,334.6 million, which was $26.9 million less than that assumed in the Adjusted 1998 Base Case. The difference is due to losses from Renegotiated Leases and Rental Resets as discussed above.

[6]  MOVEMENT IN CURRENT ARREARS BALANCE

     "CURRENT ARREARS" is the total Contracted Lease Rentals outstanding from current lessees at a given date but excluding any amounts classified as Bad Debts. There was a net negative movement of $20.9 million in the Current Arrears balance over the Thirty-Five Month Period, compared to $Nil assumed in the Adjusted 1998 Base Case.

     NET STRESS-RELATED COSTS

     "NET STRESS-RELATED COSTS" is a combination of all the factors which can cause actual lease rentals to vary from the Contracted Lease Rentals. The Adjusted 1998 Base Case assumed gross stress-related costs equal to 6.0% of the Adjusted 1998 Base Case Lease Rentals. However, the Adjusted 1998 Base Case also assumed the recovery of certain deferred arrears equal to 1.1% of the Adjusted 1998 Base Case Lease Rentals in the Thirty-Five Month Period, resulting in an overall Net Stress-Related Costs assumption of 4.9% of the Adjusted 1998 Base Case Lease Rentals. For the Thirty-Five Month Period, Net Stress-Related Costs incurred amounted to a net cash outflow of $48.8 million (3.5% of Lease Rentals) compared to the $67.3 million outflow assumed in the Adjusted 1998 Base Case, a variance of $18.5 million that is due to the following five factors described in items [8] to [12] below.

[8]  BAD DEBTS

     "BAD DEBTS" are arrears owed by lessees who have defaulted and which are deemed irrecoverable. They amounted to $5.2 million (0.4% of Lease Rentals) for the Thirty-Five Month Period, $8.6 million less than the Adjusted 1998 Base Case assumption of $13.8 million (1.0% of Lease Rentals). Actual Bad Debts related to four lessees.

[9]  DEFERRED ARREARS BALANCE

     "DEFERRED ARREARS BALANCE" refers to current arrears that have been capitalized and restructured into a deferred balance. In the Thirty-Five Month Period, Airplanes Group received payments totalling $16.5 million in accordance with these restructurings. Payments totalling $15.4 million were assumed to be received in accordance with restructurings included in the Adjusted 1998 Base Case.

[10] AIRCRAFT ON GROUND ("AOG")

     AOG is defined as the Adjusted 1998 Base Case Lease Rentals lost when an aircraft is off-lease and non-revenue earning. In the Thirty-Five Month Period, the amount of revenue lost attributed to AOG was $48.2 million (3.5% of Lease Rentals), as compared to $57.9 million under the Adjusted 1998 Base Case, and relates to 37 aircraft which were off-lease at different times during this period. At January 31, 2001, six aircraft were AOG.

[11] OTHER LEASING INCOME

     "OTHER LEASING INCOME" consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the Thirty-Five Month Period, Other Leasing Income amounted to $4.9 million, as compared to $Nil assumed under the Adjusted 1998 Base Case.

[12] REPOSSESSION COSTS

     "REPOSSESSION COSTS" cover legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Thirty-Five Month Period, Airplanes Group repossessed 15 aircraft from nine lessees, resulting in Repossession Costs totalling $16.8 million (1.2% of Lease Rentals), as compared to $11.0 million under the Adjusted 1998 Base Case.

[14] NET LEASE RENTALS

     "NET LEASE RENTALS" is Contracted Lease Rentals less any movement in Current Arrears Balance and Net Stress-Related Costs. In the Thirty-Five Month Period, Net Lease Rentals amounted to $1,264.9 million, $29.3 million less than that assumed in the Adjusted 1998 Base Case. The variance was attributable to the combined effect of the factors outlined in items [2] and [3] and in items [6] to [12] above.

[15] INTEREST EARNED

     "INTEREST EARNED" relates to interest received on cash balances held in the Collection and Expense Accounts, which are described in greater detail in "Description of Securities -- The Accounts." In the Thirty-Five Month Period, interest earned amounted to $34.6 million, $5.3 million more than that assumed in the Adjusted 1998 Base Case. The difference is due to a combination of two offsetting factors: (1) the Adjusted 1998 Base Case made no assumption as to the interest earned on the intra-month cash balances in the Collection Account and Expense Account and (2) the average actual reinvestment rate for the Thirty-Five Month Period was 5.62% (excluding a $5 million guaranteed investment contract) as compared to the 5.75% assumed in the Adjusted 1998 Base Case.

[16] AIRCRAFT SALES

     Since March 1998, Airplanes Group has received net sales proceeds of $160.0 million in respect of the sale of 28 aircraft (including final bullet payments on four finance leases), 21 of which were not anticipated in the 1998 Base Case.

     The net sales proceeds on the 28 aircraft of $160.0 million compares with the relevant Note Target Price at the date of the respective sale of $146.6 million and a depreciated (using the depreciation curve assumed in the indentures) Initial Appraised Value (appraised as of October 1995) at the date of the respective sale of $157.0 million.

[17] NET MAINTENANCE

     "NET MAINTENANCE" refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the Thirty-Five Month Period, Net Maintenance costs of $41.4 million were incurred. The Adjusted 1998 Base Case makes no assumptions for Net Maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. The negative maintenance cashflow performance is primarily due to the acceleration of maintenance events due to aircraft repossessions, the return of approximately $7 million in maintenance reserves to a Latin American lessee as a result of the restructuring of its leases and a greater than expected incidence of maintenance events in the Thirty-Five Month Period.

[18] OTHER RECEIPTS

     "OTHER RECEIPTS" totalling $9.4 million during the Thirty-Five Month Period comprise the following two receipts: a payment of $8.4 million from GE under the tax sharing agreement for the period ended December 31, 1999 and net proceeds of $1.0 million resulting from the exercise by Airplanes Group of an option to purchase shares in a lessee which Airplanes Group had been granted under the terms of a lease to that lessee and the subsequent sale of those shares. No Other Receipts were anticipated in the Adjusted 1998 Base Case.

CASH EXPENSES

     "TOTAL CASH EXPENSES" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Thirty-Five Month Period, Total Cash Expenses were $190.8 million compared to $129.7 million assumed in the Adjusted 1998 Base Case, a negative variance of $61.1 million. A number of offsetting factors discussed below have given rise to this.

     "AIRCRAFT OPERATING EXPENSES" includes all operational costs related to the leasing of aircraft including costs of insurance, re-leasing and other overhead costs.

[20] RE-LEASING AND OTHER OVERHEAD COSTS

     "RE-LEASING AND OTHER OVERHEAD COSTS" consist of miscellaneous re-delivery and leasing costs associated with re-leasing events, costs of insurance and other lessee-related overhead costs. In the Thirty-Five Month Period, these costs amounted to $82.4 million (or 6.0% of Lease Rentals) compared to $27.6 million (or 2.0% of Lease Rentals) assumed in the Adjusted 1998 Base Case. Actual Re-leasing and Other Overhead Costs exceeded the Adjusted 1998 Base Case assumption primarily due to higher than assumed transition costs on aircraft delivery to new lessees and payments made in the form of lessor contributions to defray certain technical costs during the term of certain leases.

     SG&A Expenses relate to fees paid to the servicer and to other service providers.

[21] AIRCRAFT SERVICER FEES

     The "AIRCRAFT SERVICER FEES" are defined as amounts paid to the servicer in accordance with the terms of the servicing agreement. In the Thirty-Five Month Period, the total Aircraft Servicer Fees paid were $70.8 million, $4.4 million more than assumed in the Adjusted 1998 Base Case, principally as a result of higher incentive fees than assumed in the Adjusted 1998 Base Case.

     Aircraft Servicer Fees consist of:

                                                              $ MILLIONS
                                                              ----------
Retainer Fee................................................     62.8
Minimum Incentive Fee.......................................      4.5
Core Cash Flow/Sales Incentive Fee..........................      3.5
                                                                 ----
  Total Aircraft Servicer Fees..............................     70.8
                                                                 ====

     The Retainer Fee is a fixed amount per month per aircraft and changes only as aircraft are sold.

[23] OTHER SERVICER FEES AND OTHER OVERHEADS

     "OTHER SERVICER FEES AND OTHER OVERHEADS" relate to fees and expenses paid to other service providers including the administrative agent, the cash manager, financial advisors, legal advisors and accountants, and to the directors. In the Thirty-Five Month Period, Other Servicer Fees and Other Overheads amounted to $37.6 million, $1.9 million more than an assumed expense of $35.7 million in the Adjusted 1998 Base Case.

NET CASH COLLECTIONS

     "NET CASH COLLECTIONS" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments, each as defined below.

[30] INTEREST PAYMENTS

     In the Thirty-Five Month Period, interest payments to investors amounted to $658.6 million, which is $2.9 million lower than the Adjusted 1998 Base Case. As a result of a greater decline in aircraft appraisals over the Thirty-Five Month Period than that implied by the depreciation curve contemplated by the indentures, which resulted in a reallocation of cash flows in favour of the class A notes, there was a suspension of payments of the class E minimum interest amount of 1% from February 1999 to January 2000 and from May 2000 to February 2001. Total class E minimum interest payments suspended during these periods amounted to $10.8 million (also see Item [33] below). Higher actual amounts outstanding on each class of notes than those assumed under the Adjusted 1998 Base Case, the impact of which has been partly offset by a slightly lower than expected level of average interest rates, resulted in interest payments to the holders of the class A, B, C and D notes which were $7.9 million higher than that assumed by the Adjusted 1998 Base Case. The Adjusted 1998 Base Case assumed LIBOR to be 5.75% whereas the average monthly LIBOR rate was 5.73%.

[31] SWAP PAYMENTS

     Airplanes Group had net swap payments of $1.1 million during the Thirty-Five Month Period compared with $1.8 million assumed in the Adjusted 1998 Base Case. Included in the net swap payments of $1.1 million for the Thirty-Five Month Period is a net cash inflow of approximately $11 million on the re-couponing and unwinding of 30 of Airplanes Group's portfolio of 44 swaps in November 1999. Also included in net swap payments are net payments of $3.9 million in respect of the minimum and supplemental hedge payments in the Thirty-Five Month Period.

[33] PRINCIPAL PAYMENTS

     In the period from March 11, 1998 to February 15, 2001, total principal payments amounted to $580.9 million (comprising $493.2 million on the class A notes, $57.6 million on the class B notes, $25.2 million on the class C notes and $4.9 million on the class D notes), $109.6 million less than assumed in the Adjusted 1998 Base Case. See "Summary -- Overview -- Summary Performance to Date" for a breakdown of this $109.6 million variance.

     Applying the declining value assumptions to the original March 1996 appraisals and adjusting for aircraft sales, the total appraised value of the aircraft was assumed to be $4,073.0 million at March 15, 1998 and $3,424.3 million at February 15, 2001. Our portfolio is appraised annually and the most recent appraisal dated January 31, 2001, which was effective for the February 2001 payment date, valued our portfolio at $3,135.4 million. Applying the declining value assumptions to this appraisal, the total appraised value was $3,125.4 million at February 15, 2001.

     As a consequence of the cumulative excess decline in appraised values experienced in the period from March 1996 to February 2001, combined with overall cash performance during that period, Airplanes Group's available cash flows after payment of expenses, interest and class A and B minimum principal amounts, have been redirected in accordance with the priority of payments to pay class A principal adjustment amounts in April 1998 and May 1998 and from February 1999 to February 2001. Since the principal adjustment amounts on the class A notes rank ahead of the scheduled principal payments on the class C and D notes, and since available cash flows were not sufficient to pay all of the class A principal adjustment amounts, some of the scheduled principal payments on the class C and D notes have been deferred on some payment dates during these periods. In particular, an adverse movement in cashflow performance in the ten month period from the April 2000 payment date to the February 2001 payment date which arose due to the factors described above and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," together with the cumulative decline in appraised values to date, resulted in available cashflows not being sufficient to pay all of the class A principal adjustment amounts in the ten month period. As a result, no payments of the class C and D scheduled principal amounts were made in that ten month period. Consequently, total deferrals of class C and class D scheduled principal amounts amounted to $13.1 million and $6.1 million, respectively, as of February 15, 2001. The class E minimum interest amount was also suspended during the Thirty-Five Month Period (refer to Item 30 above).

     Based on the most recent appraisal as of January 31, 2001, the decline in aircraft valuations in the period from February 2000 to February 2001 was approximately $10 million more than the decrease implied by the aircraft depreciation schedules that form part of the terms of the notes. Details of the appraised values are contained in Exhibits 3 and 4 to this report. The decline in appraised values in this period results in an increase of $6.2 million in the principal adjustment amount outstanding from $32.4 million to $38.6 million on the class A notes as of February 15, 2001.

     The continued payment of class A principal adjustment amount will result in the continued reallocation of cashflows in favour of the class A notes until such time as the class A Target Loan to Value Ratio has been restored. Accordingly, payments of the class C and D scheduled principal amounts will continue to be deferred and the current suspension of payments of the class E minimum interest amount will also continue. There can be no assurance that cash collections will be sufficient to restore this ratio in the foreseeable future.

NOTE               REPORT LINE NAME                       DESCRIPTION
----               ----------------                       -----------
                   CASH COLLECTIONS
[1]                Lease Rentals........................  Assumptions as per the Adjusted 1998 Base Case
[2]                Renegotiated Leases..................  Change in contracted rental cash flow caused by a renegotiated lease
[3]                Rental Resets........................  Re-leasing events where new lease rate deviated from the
                                                          Adjusted 1998 Base Case
[4]                Other................................
[5]k[1]...[4]      CONTRACTED LEASE RENTALS.............  Current Contracted Lease Rentals due as at the latest
                                                          Calculation Date
[6]                Movement in Current Arrears            Current Contracted Lease Rentals not received as at the
                   Balance..............................  latest Calculation Date, excluding Bad Debts
[7]                Less Net Stress related Costs
[8]                Bad Debts............................  Arrears owed by former lessees and deemed irrecoverable
[9]                Deferred Arrears Balance.............  Current arrears that have been capitalised and restructured as a Note Payable
[10]               AOG..................................  Loss of rental due to an aircraft being off-lease and non-revenue earning
[11]               Other Leasing Income.................  Includes lease termination payments, rental guarantees and late payments charges
[12]               Repossession.........................  Legal and technical costs incurred in repossessing aircraft.
[13]k[8]...[12]    Sub-total
[14] [5]+[6]+[13]  NET LEASE RENTALS....................  Contracted Lease Rentals less Movement in Current Arrears
                                                          Balance and Net Stress-related costs
[15]               Interest Earned......................  Interest earned on monthly cash balances
[16]               Aircraft Sales.......................  Proceeds, net of fees and expenses, from the sale of aircraft.
[17]               Net Maintenance......................  Maintenance Revenue Reserve received less reimbursements to lessees
[18]               Other Receipts.......................  Net proceeds received from the sale of shares held in an airline and amounts received under the Tax Sharing
                                                          Agreement for the utilisation by GE Capital of tax losses
                                                          of Airplanes Group companies.
[19]k[14]...[18]   Total Cash Collections...............  Net Lease Rentals + Interest Earned + Aircraft Sales + Net
                                                          Maintenance + Other Receipts
                   CASH EXPENSES
                   Aircraft Operating Expenses..........  All operational costs related to the leasing of aircraft.
[20]               Releasing and Other Overheads........  Costs associated with transferring an aircraft from one lessee to another, costs of insurance and other
                                                          lessee-related overheads
                   SG&A Expenses
[21]               Aircraft Servicer Fees...............  Monthly and annual fees paid to the servicer
                   Retainer Fee.........................  Fixed amount per month per aircraft
                   Minimum Incentive Fee................  Minimum annual fee paid to Servicer for performance above an annually agreed target.
                   Core Cash Flow/Sales Incentive Fee     Fees (in excess of Minimum Incentive Fee above) paid to the
                                                          Servicer for performance above an annually agreed target/on sale of an aircraft.
[22] [21]          Sub-total
[23]               Other Servicer Fees and Other          Administrative agent, trustee and professional fees paid to
                   Overheads............................  other service providers and other overheads
[24] [22]+[23]     Sub-total
[25] [20]+[24]     Total Cash Expenses..................  Aircraft Operating Expenses + SG&A Expenses
                   NET CASH COLLECTIONS
[26] [19]          Total Cash Collections...............  Line 19 above
[27] [25]          Total Cash Expenses..................  Line 25 above
[28]               Movement in Expense Account..........  Relates to reduction in accrued expense amounts
[29]               Refinancing Expenses (accrued March    Costs relating to the March 98 refinancing accrued on
                   98)..................................  closing and paid post March 98
[30]               Interest Payments....................  Interest paid on all outstanding debt
[31]               Swap payments........................  Net swap payments (paid)/received
[32]k[26]...[31]   Total
[33]               PRINCIPAL PAYMENTS...................  Principal payments on debt

 AIRPLANES CASH FLOW PERFORMANCE FOR THE PERIOD FROM MARCH 11, 1998 TO FEBRUARY
                              15, 2001 (35 MONTHS)
   COMPARISON OF ACTUAL CASH FLOWS VERSUS ADJUSTED 1998 BASE CASE CASH FLOWS

                                                                                                 % OF LEASE RENTALS UNDER
                                                                                               THE ADJUSTED 1998 BASE CASE*
                                                                                             ---------------------------------
                                                                 ADJUSTED                               ADJUSTED
                                                                 1998 BASE                              1998 BASE
                                                       ACTUAL      CASE*     VARIANCE        ACTUAL       CASE*       VARIANCE
                                                       -------   ---------   --------        ------   -------------   --------
                                                         $M         $M          $M
             CASH COLLECTIONS
[1]          Lease Rentals...........................  1,361.5..  1,361.5       (0.0)        100.0%      100.0%         0.0%
[2]          Renegotiated Leases.....................     (2.6)       0.0       (2.6)         (0.2%)       0.0%        (0.2%)
[3]          Rental Resets...........................    (24.3)       0.0      (24.3)         (1.8%)       0.0%        (1.8%)
[4]          Other...................................  0.0....        0.0        0.0           0.0%        0.0%         0.0%
                                                       -------    -------     ------         ------      ------        -----
[5] [1-4]    CONTRACTED LEASE RENTALS................  1,334.6..  1,361.5      (26.9)         98.0%      100.0%        (2.0%)
[6]          Movement in Current Arrears Balance.....    (20.9)       0.0      (20.9)         (1.5%)       0.0%        (1.5%)
[7]          less Net Stress Related Costs
[8]          Bad Debts...............................     (5.2)     (13.8)       8.6          (0.4%)      (1.0%)        0.6%
[9]          Deferred Arrears Balance................  16.5...       15.4        1.1           1.2%        1.1%         0.1%
[10]         AOG.....................................    (48.2)     (57.9)       9.7          (3.5%)      (4.2%)        0.7%
[11]         Other Leasing Income....................  4.9....        0.0        4.9           0.4%        0.0%         0.4%
[12]         Repossession............................    (16.8)     (11.0)      (5.8)         (1.2%)      (0.8%)       (0.4%)
                                                       -------    -------     ------         ------      ------        -----
[13] [8-12]  Sub-total...............................    (48.8)     (67.3)      18.5          (3.5%)      (4.9%)        1.4%
[14] [5+6+13] NET LEASE RENTAL........................ 1,264.9..  1,294.2      (29.3)         93.0%       95.1%        (2.1%)
[15]         Interest Earned.........................  34.6...       29.3        5.3           2.5%        2.1%         0.4%
[16]         Aircraft Sales..........................  160.0..      160.0       (0.0)         11.7%       11.7%        (0.0%)
[17]         Net Maintenance.........................    (41.4)       0.0      (41.4)         (3.0%)       0.0%        (3.0%)
[18]         Other Receipts..........................  9.4....        0.0        9.4           0.7%        0.0%         0.7%
                                                       -------    -------     ------         ------      ------        -----
[19] [14-18] Total Cash Collections..................  1,427.5..  1,483.5      (56.0)        104.9%      108.9%       (4.0 %)
                                                       =======    =======     ======         ======      ======        =====
             CASH EXPENSES
             Aircraft Operating Expenses
[20]         Re-leasing and other overheads..........    (82.4)     (27.6)     (54.8)         (6.0%)      (2.0%)       (4.0%)
             SG&A Expenses
[21]         Aircraft Servicer Fees
             Retainer Fee............................    (62.8)     (62.0)      (0.8)         (4.6%)      (4.6%)       (0.0%)
             Minimum Incentive Fee...................     (4.5)      (4.4)      (0.1)         (0.3%)      (0.3%)       (0.0%)
             Core Cash Flow/Sales Incentive Fee......     (3.5)       0.0       (3.5)         (0.3%)       0.0%        (0.3%)
                                                       -------    -------     ------         ------      ------        -----
[22] [21]    Sub-total...............................    (70.8)     (66.4)      (4.4)         (5.2%)      (4.9%)       (0.3%)
[23]         Other Servicer Fees and Other               (37.6)     (35.7)      (1.9)         (2.8%)      (2.6%)       (0.2%)
             Overheads...............................
                                                       -------    -------     ------         ------      ------        -----
[24] [22+23] Sub-total...............................   (108.4)    (102.1)      (6.3)         (8.0%)      (7.5%)       (0.5%)
                                                       -------    -------     ------         ------      ------        -----
[25] [24+20] Total Cash Expenses.....................   (190.8)    (129.7)     (61.1)        (14.0%)      (9.5%)       (4.5%)
                                                       =======    =======     ======         ======      ======        =====
             NET CASH COLLECTIONS
[26] [19]    Total Cash Collections..................  1,427.5..  1,483.5      (56.0)        104.9%      108.9%        (4.0%)
[27] [25]    Total Cash Expenses.....................   (190.8)    (129.7)     (61.1)        (14.0%)      (9.5%)       (4.5%)
[28]         Movement in Expense Account.............  20.7...        0.0       20.7           1.5%        0.0%         1.5%
[29]         Refinancing Expenses (accrued Mar 98)...    (16.8)       0.0      (16.8)         (1.2%)       0.0%        (1.2%)
[30]         Interest Payments.......................   (658.6)    (661.5)       2.9         (48.4%)     (48.6%)        0.2%
[31]         Swap Payments...........................     (1.1)      (1.8)       0.7          (0.1%)      (0.1%)        0.0%
                                                       -------    -------     ------         ------      ------        -----
[32] [26-31] TOTAL...................................  580.9..      690.5     (109.6)         42.7%       50.7%        (8.0%)
                                                       -------    -------     ------         ------      ------        -----
[33]         PRINCIPAL PAYMENTS
             Subclass A-5............................  93.6...       93.6       (0.0)          6.9%        6.9%        (0.0%)
             Subclass A-6............................  399.6..      475.6      (76.0)         29.3%       34.9%        (5.6%)
             Subclass B..............................  57.6...       72.0      (14.4)          4.2%        5.3%        (1.1%)
             Subclass C..............................  25.2...       38.3      (13.1)          1.9%        2.8%        (0.9%)
             Subclass D..............................  4.9....       11.0       (6.1)          0.4%        0.8%        (0.4%)
                                                       -------    -------     ------         ------      ------        -----
             Total...................................  580.9..      690.5     (109.6)         42.7%       50.7%        (8.0%)
                                                       =======    =======     ======         ======      ======        =====
             DEBT BALANCES AT FEBRUARY 15, 2001
             Subclass A-4............................    200.0      200.0        0.0
             Subclass A-6............................    450.4      374.4       76.0
             Subclass A-7............................    550.0      550.0        0.0
             Subclass A-8............................    700.0      700.0        0.0
             Subclass B..............................    279.4      265.0       14.4
             Subclass C..............................    349.8      336.7       13.1
             Subclass D..............................    395.1      389.0        6.1
                                                       -------    -------     ------
                                                       2,924.7    2,815.1      109.6
                                                       =======    =======     ======

                                                 MAR-98                            ADJUSTED 1998
                                                 CLOSING          ACTUAL            BASE CASE*
                                                 -------          -------          -------------
                                                   $M               $M                 $M
     NET CASH COLLECTIONS......................                     580.9               690.5
     Add Back Interest and Swap Payments.......                     659.7               663.3
                                                                  -------             -------
a    Net Cash Collections (excl. interest and
     swap payments)............................                   1,240.6             1,353.8
                                                                  =======             =======
b    Swaps.....................................                       1.1                 1.8
c    Class A Interest..........................                     381.2               375.8
d    Class A Minimum...........................                       0.0                 0.0
e    Class B Interest..........................                      58.7                57.5
f    Class B Minimum...........................                      52.4                31.7
g    Class C Interest..........................                      86.0                85.1
h    Class D Interest..........................                     126.3               125.9
i    Class A Principal Adjustment..............                     368.6                 0.0
j    Class C Scheduled.........................                      25.2                38.3
k    Class D Scheduled.........................                       4.9                11.0
l    Permitted Aircraft Modifications..........                       0.0                 0.0
m    Step-up Interest..........................                       0.0                 0.0
n    Class E Minimum Interest..................                       6.4                17.2
o    Class B Supplemental......................                       5.2                40.3
p    Class A Supplemental......................                     124.6               569.2
                                                                  -------             -------
     Total.....................................                   1,240.6             1,353.8
                                                                  =======             =======
(1)  INTEREST COVERAGE RATIO
     Class A...................................                       3.2                 3.6      = a/(b+c)
     Class B...................................                       2.8                 3.1      = a/(b+c+d+e)
     Class C...................................                       2.1                 2.5      = a/(b+c+d+e+f+g)
     Class D...................................                       1.8                 2.0      = a/(b+c+d+e+f+g+h)
(2)  DEBT COVERAGE RATIO
     Class A...................................                       3.2                 3.6      = a/(b+c+d)
     Class B...................................                       2.5                 2.9      = a/(b+c+d+e+f)
     Class C...................................                       1.1                 1.9      = a/(b+c+d+e+f+g+h+i+j)
     Class D...................................                       1.1                 1.9      = a/(b+c+d+e+f+g+h+i+j+k)
     LOAN TO VALUE RATIOS (IN US DOLLARS)
(3)  Expected Portfolio Value..................  4,073.0                              3,424.3
(4)  Adjusted Portfolio Value..................                   3,125.4
     Liquidity Reserve Amount
     Of which -- Cash..........................   174.4             156.5               174.4
     -- Accrued Expenses.......................     0.0              16.0                 0.0
                                                 -------          -------             -------
     Subtotal..................................   174.4             172.5               174.4
     Less Lessee Security Deposits.............    54.4              36.5                54.4
                                                 -------          -------             -------
     Subtotal..................................   120.0             136.0               120.0
                                                 -------          -------             -------
(5)  Total Asset Value.........................  4,193.0          3,261.4             3,544.3
                                                 =======          =======             =======

                                                 MARCH 15,      FEBRUARY 15,     FEBRUARY 15,
                                                   1998             2001             2001
     NOTE BALANCES AS AT:                     ---------------  ---------------  ---------------
     Class A................................  2,393.6   57.1%  1,900.4   58.3%  1,824.4   51.5%
     Class B................................   337.0    65.1%    279.4   66.8%    265.0   59.0%
     Class C................................   375.0    74.1%    349.8   77.6%    336.7   68.5%
     Class D................................   400.0    83.6%    395.1   89.7%    389.0   79.4%
                                                               -------          -------
                                              3,505.6          2,924.7          2,815.1
                                              =======          =======          =======

---------------

* Adjusted 1998 Base Case equals the 1998 Base Case as adjusted for aircraft sales which have occurred and which were not anticipated in the 1998 Base Case

(1) "INTEREST COVERAGE RATIO" is equal to Net Cash Collections (excluding interest and swap payments) expressed as a ratio of the interest payable on each subclass of notes plus the interest and minimum principal payments payable on each subclass of notes that rank senior in priority of payment to the relevant subclass of notes.

(2) "DEBT SERVICE RATIO" is equal to Net Cash Collections (excluding interest and swap payments) expressed as a ratio of the interest and Minimum/Scheduled Principal Payments payable on each subclass of notes plus the interest and Minimum/Scheduled Principal Payments payable on each subclass of notes that ranks equally with or senior to the relevant subclass of notes in the priority of payments. In respect of the class A notes, Principal Adjustment Amount payments have been excluded as they are a function of aircraft values.

(3) "EXPECTED PORTFOLIO VALUE" represents the Initial Appraised Value of each aircraft in our portfolio multiplied by the Depreciation Factor at payment date divided by the Depreciation Factor at the March 1996 closing date.

(4) "ADJUSTED PORTFOLIO VALUE" represents the appraised value of each aircraft in our portfolio as determined by the most recent appraisal multiplied by the Depreciation Factor at payment date divided by the Depreciation Factor as of the relevant appraisal date.

(5) "TOTAL ASSET VALUE" is equal to Total Expected/Adjusted Portfolio Value plus Liquidity Reserve Amount minus lessee security deposits.